UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

USA RARE EARTH, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

USA Rare Earth, Inc.

100 W Airport Road

Stillwater, Oklahoma 74075

June 2, 2025

Dear USA Rare Earth, Inc. Stockholders:

You are cordially invited to attend a special meeting (the “Special Meeting”) of the stockholders of USA Rare Earth, Inc. (“USAR,” the “Company,” “we” or “our”), which will be held virtually on July 1, 2025, at 9:00 a.m. Central Time, via live audio webcast at https://www.cstproxy.com/usare/2025.

Our board of directors has called the Special Meeting to ask our stockholders to consider, vote upon and approve:

•        in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 10,714,286 shares of our common stock pursuant to a warrant (the “Common Warrant”) issued to an institutional investor (the “Purchaser”) in connection with our private placement transaction which closed on May 2, 2025 (the “Warrant Share Issuance Proposal”); and

•        the adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Share Issuance Proposal (the “Adjournment Proposal”).

The accompanying Proxy Statement provides you with detailed information about the Special Meeting and the Warrant Share Issuance Proposal and Adjournment Proposal to be voted on at the Special Meeting. We encourage you to read carefully the entire Proxy Statement. Only stockholders of record at the close of business on May 23, 2025 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

Holders of our outstanding shares of our common stock, par value $0.0001 per share (“Common Stock”) and our 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) as of the record date, May 23, 2025, present virtually or by proxy at the Special Meeting are entitled to vote on the matters presented at the Special Meeting. Holders of our Common Stock and Series A Preferred Stock (on an as converted basis) will vote as a single class on each matter presented at the Special Meeting. The Warrant Share Issuance Proposal and the Adjournment Proposal must be approved by the majority of the votes properly cast (excluding any abstentions or broker non-votes). As of the record date, May 23, 2025, the shares of Common Stock are entitled to one vote per share and the shares of Series A Preferred Stock are entitled to approximately 1.7543 votes per share. Certain stockholders of the Company, including certain of our directors or officers, collectively representing at least a majority of the voting power of the Company’s outstanding stock, have executed and delivered stockholder support agreements pursuant to which such stockholders agreed with the Purchaser to vote all of the shares of Common Stock and Series A Preferred Stock outstanding and beneficially owned by them in favor of the Warrant Share Issuance Proposal at the Special Meeting. Our board of directors unanimously recommends that stockholders vote in favor of the Warrant Share Issuance Proposal and the Adjournment Proposal.

Your vote is very important regardless of the number of shares of Common Stock and/or Series A Preferred Stock that you own. Whether or not you expect to virtually attend the Special Meeting, please submit your proxy or voting instructions as soon as possible by internet, telephone or mail, in the manner described in the Proxy Statement, so that your shares may be represented at the Special Meeting. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares virtually.

Thank you for your cooperation and continued support.

Sincerely,
/s/ Joshua Ballard
Joshua Ballard Chief Executive Officer and Director June 2, 2025

USA Rare Earth, Inc.
100 W Airport Road

Stillwater, Oklahoma 74075

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on July 1, 2025

To the Stockholders of USA Rare Earth, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of the stockholders of USA Rare Earth, Inc., a Delaware corporation (“USAR,” the “Company,” “we” or “our”), will be held virtually on July 1, 2025, at 9:00 a.m. Central Time, for the following purposes:

1.      to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 10,714,286 shares of our common stock pursuant to a warrant (the “Common Warrant”) issued to an institutional investor (the “Purchaser”) in connection with our private placement transaction which closed on May 2, 2025 (the “Warrant Share Issuance Proposal”); and

2.      to approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Share Issuance Proposal (the “Adjournment Proposal”).

These matters are more fully described in the accompanying Proxy Statement.

Holders of our outstanding shares of our common stock, par value $0.0001 per share (“Common Stock”) and our 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) as of the record date, May 23, 2025, present virtually or by proxy at the Special Meeting are entitled to vote on the matters presented at the Special Meeting. Holders of our Common Stock and Series A Preferred Stock (on an as converted basis) will vote as a single class on each matter presented at the Special Meeting. The Warrant Share Issuance Proposal and Adjournment Proposal must be approved by the majority of the votes properly cast (excluding any abstentions or broker non-votes). As of the record date, May 23, 2025, the shares of Common Stock are entitled to one vote per share and the shares of Series A Preferred Stock are entitled to approximately 1.7543 votes per share. Certain stockholders of the Company, including certain of our directors or officers, collectively representing at least a majority of the voting power of the Company’s outstanding stock, have executed and delivered stockholder support agreements pursuant to which such stockholders agreed with the Purchaser to vote all of the shares of Common Stock and Series A Preferred Stock, outstanding and beneficially owned by them in favor of the Warrant Share Issuance Proposal at the Special Meeting. In accordance with Nasdaq Listing Rule 5635, and the interpretive material thereunder, the Purchaser will not be entitled to vote the shares of Common Stock issued to it in the private placement transaction which closed on May 2, 2025, in which the Common Warrant was issued (the “Private Placement”) on the Warrant Share Issuance Proposal.

The Company’s Board of Directors (the “Board”) unanimously recommends that the stockholders vote “FOR” the Warrant Share Issuance Proposal and the Adjournment Proposal.

The Board has fixed the close of business on May 23, 2025 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Notice of the availability of the accompanying Proxy Statement and proxy card, or for shares held in street name (held for your account by a broker or other nominee), voting instruction form (the “proxy materials”), or the proxy materials themselves for those stockholders who have requested delivery by mail, are scheduled to be first sent to stockholders beginning on or about June 2, 2025.

All stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting. The Special Meeting will be held in a virtual format only, with no physical in-person meeting. Stockholders will have the ability to attend, vote and submit questions before and during the virtual meeting from any location by visiting https://www.cstproxy.com/usare/2025. A complete list of stockholders entitled to vote at the Special Meeting will be available in electronic form at the Special Meeting and will be accessible for ten days prior to the Special Meeting.

Your vote is very important. Whether or not you expect to virtually attend the Special Meeting, please submit your proxy or voting instructions as soon as possible by internet, telephone or mail, in the manner described in the Proxy Statement, so that your shares may be represented at the Special Meeting. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares virtually. If your shares are held in street name in a bank or brokerage account, please refer to the materials provided by your bank, broker or other nominee for voting instructions.

By Order of the Board of Directors,
/s/ Joshua Ballard
Joshua Ballard Chief Executive Officer and Director June 2, 2025

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on July 1, 2025: This notice of meeting and the accompanying Proxy Statement are available at https://www.cstproxy.com/usare/2025.

i

USA Rare Earth, Inc.
100 W Airport Road,
Stillwater, Oklahoma 74075

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

To be Held Virtually at https://www.cstproxy.com/usare/2025
On July 1, 2025, at 9:00 A.M. Central Time

GENERAL INFORMATION

Why am I receiving these proxy materials?

USA Rare Earth, Inc. (“USAR,” the “Company,” “we” or “our”) is providing this Proxy Statement and proxy card, or for shares held in street name (held for your account by a broker or other nominee), voting instruction form (the “proxy materials”), to its stockholders to help them decide how to vote their shares of our common stock, par value $0.0001 per share (“Common Stock”) and/or shares of our 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), with respect to: (i) a proposal to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 10,714,286 shares of common stock pursuant to a warrant (the “Common Warrant”) issued to an institutional investor in connection with our private placement transaction which closed on May 2, 2025 (the “Private Placement”) (this proposal, the “Warrant Share Issuance Proposal”) and (ii) a proposal to approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Share Issuance Proposal (this proposal, the “Adjournment Proposal”), both as more fully described herein, to be considered at the special meeting of the Company’s stockholders to be held on July 1, 2025, which we refer to as the “Special Meeting.” You should read these materials carefully.

Who can vote at the Special Meeting?

The Board has fixed the close of business on May 23, 2025, as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Excluding shares held by the Purchaser, a total of 82,486,377 shares of the Company’s Common Stock and 5,018,834 shares of the Company’s Series A Preferred Stock were outstanding on the record date and are entitled to be voted at the Special Meeting. Holders of our Common Stock and Series A Preferred Stock (on an as converted basis) will vote as a single class on each matter presented at the Special Meeting. The Warrant Share Issuance Proposal and Adjournment Proposal must be approved by the majority of the votes properly cast (excluding any abstentions or broker non-votes). As of the record date, May 23, 2025, the shares of Common Stock are entitled to one vote per share and the shares of Series A Preferred Stock are entitled to approximately 1.7543 votes per share. There is no cumulative voting.

In accordance with Nasdaq Listing Rule 5635, and the interpretive material thereunder, the Purchaser will not be entitled to vote the shares of Common Stock issued to it in the Private Placement on the Warrant Share Issuance Proposal.

How do I vote?

If you are a stockholder of record and your shares of Common Stock and/or Series A Preferred Stock are registered directly in your name, you may vote:

•        By Internet.    You may vote by proxy via the internet at https://www.cstproxy.com by following the instructions at such site. You must have the control number that is included on the proxy card when voting.

•        By Telephone.    If you live in the United States or Canada, you may vote by proxy by calling toll-free at 1-866-894-0536 and by following the instructions provided by prompt. You must have the control number that is included on the proxy card when voting.

•        By Mail or E-mail.    Complete and mail your proxy card in the postage prepaid envelope you receive, and return the proxy card to: Continental Stock Transfer & Trust Co. at 1 State Street, Floor 30, New York, New York 10275-0741. You can also complete your proxy card and send it via email to: proxy@continentalstock.com. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not otherwise specify how you want your shares voted, they will be voted “FOR” the approval of the Warrant Share Issuance Proposal and the Adjournment Proposal, and will be voted according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the Special Meeting and at all postponements thereof.

If your shares of Common Stock are held in street name (held for your account by a broker or other nominee), you may vote:

•        By Internet or by Telephone.    You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•        By Mail.    You will receive instructions from your broker or other nominee explaining how to vote your shares.

What are the Board’s recommendations on how to vote my shares?

The Board unanimously recommends a vote:

•        Proposal 1:    “FOR” the approval of the Warrant Share Issuance Proposal.

•        Proposal 2:    “FOR” the approval of the Adjournment Proposal.

Who pays the cost for soliciting proxies?

This proxy is solicited on behalf of the Board of USA Rare Earth, Inc. The Company will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. The Company may solicit proxies by mail, personal interview, telephone or via the internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change or revoke my vote?

You may revoke your proxy at any time before it is voted by notifying David Kronenfeld, the Secretary of the Company, in writing delivered to the Company’s principal executive offices, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility, or by attending the Special Meeting and voting electronically. If your shares of Common Stock are held in street name, you must contact your broker or nominee for instructions as to how to change or revoke your vote.

How is a quorum reached?

The presence, virtually or by proxy, of holders of at least a majority in voting power of the shares of stock issued and outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and “broker non-votes,” if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present for the transaction of business at Special Meeting, but will have no effect on the outcome of the proposals.

“Broker non-votes” are shares represented at the Special Meeting held by brokers, bankers or other nominees (i.e., in “street name”) and do not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, brokerage firms may vote to ratify the selection of independent auditors and on other “discretionary” or “routine” items. In contrast, brokerage firms may not vote to elect directors, because those proposals are considered “non-discretionary” items. Accordingly, if you do not instruct your broker how to vote your shares on “non-discretionary” matters, your broker will not be permitted to vote your shares on these matters. This is a “broker non-vote.”

What vote is required to approve each item?

Warrant Share Issuance Proposal (Proposal No. 1).    The affirmative vote of the majority of the votes properly cast (excluding any abstentions or broker non-votes), is required to approve the Warrant Share Issuance Proposal. Abstentions and broker non-votes are treated as present and entitled to vote and, therefore, will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Warrant Share Issuance Proposal. As noted above and discussed further below, stockholder support agreements have previously been entered into with respect to the Warrant Share Issuance Proposal.

Certain stockholders of the Company, including certain of our directors or officers, collectively representing at least a majority of the voting power of the Company’s outstanding stock, executed and delivered stockholder support agreements pursuant to which the stockholders agreed with the Purchaser to vote all of the shares of Common Stock and/or Series A Preferred Stock outstanding and beneficially owned by them in favor of the Warrant Share Issuance Proposal at the Special Meeting.

Adjournment Proposal (Proposal No. 2).    The affirmative vote of the majority of the votes properly cast (excluding any abstentions or broker non-votes), is required to approve the Adjournment Proposal. Abstentions and broker non-votes (if any) will be treated as present and entitled to vote and, therefore, will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Adjournment Proposal.

Holders of the Common Stock and/or Series A Preferred Stock will not be entitled to appraisal, dissenters’ or similar rights in connection with the matters to be voted on at the meeting.

What happens if the Special Meeting is postponed or adjourned?

If the Special Meeting is postponed or adjourned, at any subsequent reconvening of the Special Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Special Meeting unless you withdraw or revoke your proxy.

What happens if stockholder approval of the Warrant Share Issuance Proposal is not obtained at the Special Meeting?

If, despite the Company’s reasonable best efforts, stockholder approval is not obtained at the Special Meeting for the Warrant Share Issuance Proposal, the Company is required to cause an additional special meeting of stockholders to be held on or prior to September 30, 2025. If, despite the Company’s reasonable best efforts stockholder approval is not obtained after such subsequent stockholder meeting, the Company is required to continue to cause an additional stockholder meeting to be held semi-annually thereafter until such stockholder approval is obtained.

What happens if I sell my shares after the record date but before the Special Meeting?

If you transfer any of your shares of Common Stock and/or Series A Preferred Stock after the record date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting.

Could other matters be decided at the Special Meeting?

No business may be transacted at the Special Meeting except that referred to in the Notice of the Special Meeting, or in a supplemental notice given also in compliance with the provisions of the Company’s By-laws, or such other business as may be germane or supplementary to the business that is stated in the Notice of the Special Meeting or any supplemental notice. The Company does not know of any other matters that may be presented for action at the Special Meeting other than the Warrant Share Issuance Proposal and the Adjournment Proposal.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting if known at that time, or otherwise will be disclosed on a Current Report on Form 8-K within four business days after the date of the Special Meeting. The final voting results will be disclosed on an amendment to the Current Report on Form 8-K within four business days after the final voting results are known. All reports the Company files with the U.S. Securities and Exchange Commission (the “SEC”) are publicly available when filed.

Who should I call if I have any additional questions?

If you hold your shares directly, please call David Kronenfeld, Chief Legal Officer and Corporate Secretary of the Company, at (813) 867-6155. If your shares of Common Stock are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1 — THE WARRANT SHARE ISSUANCE PROPOSAL

Background

On May 2, 2025 (the “Closing Date”), the Company consummated the Private Placement with a single institutional investor (the “Purchaser”), raising total gross proceeds of $75,000,000. The Private Placement was consummated pursuant to a securities purchase agreement, dated April 29, 2025 (as amended and restated, the “Securities Purchase Agreement”), which provided for the private placement of: (i) 8,550,400 shares of Common Stock; (ii) a pre-funded warrant to purchase an aggregate of 2,163,886 shares of Common Stock and (iii) a warrant (the “Common Warrant”) to purchase 10,714,286 shares of Common Stock at an exercise price of $7.00 per share (the shares underlying the Common Warrant, the “Common Warrant Shares”), for an aggregate purchase price of $75,000,000.

The Warrant

The Common Warrant entitles the holder thereof (the “Holder”) to purchase up to an aggregate of 10,714,286 shares of the Company’s Common Stock for a period of six years at an exercise price of $7.00 per share, subject to adjustment as described below. The Common Warrant provides for cashless exercise under certain conditions. The Common Warrant also may require payments to be made by the Company for failure to deliver the shares of Common Stock issuable upon exercise.

The exercise price of the Common Warrant and the number of shares issuable upon exercise of the Common Warrant are subject to adjustments for stock dividends, issuances, splits, combinations or similar events. In addition, except in the case of issuances of certain excluded securities, if the Company issues common stock, options or common stock equivalents at a price less than the then-current exercise price of the Common Warrant, the exercise price of the Common Warrant is reduced to that lower price.

If the Company issues Common Stock or rights to purchase stock, warrants, securities or other property pro-rata to holders of its Common Stock, the Holder shall have the right to acquire the same as if it had exercised the Common Warrant. If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of its Common Stock, the Holder shall be entitled to participate in such distribution the same as if it had exercised the Common Warrant.

The Holder is also entitled to certain rights in the event of certain fundamental transactions of the Company, including but not limited to: (i) any merger or consolidation in which the Company is not the surviving entity; (ii) the direct or indirect, sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets; (iii) a purchase offer, tender offer or exchange offer; (iv) any reclassification, reorganization or recapitalization of the Company’s Common Stock; or (v) a stock or share purchase agreement or other business combination whereby more than 50% of the outstanding shares of the Company’s Common Stock or more than 50% of the voting power of the common equity of the Company is acquired. These rights include that upon any subsequent exercise of the Common Warrant after a fundamental transaction, the Holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Common Warrant was exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, the Company shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Common Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined in the Common Warrant) of the remaining unexercised portion of the Warrant on the date of the consummation of such fundamental transaction.

Why We Are Seeking Stockholder Approval

Our Common Stock is listed on The Nasdaq Stock Market (“Nasdaq”) under the symbol “USAR.” Because our Common Stock is listed on Nasdaq, we are subject to Nasdaq’s rules and regulations. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) which alone or together with sales by officers, directors or substantial shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price that is the lower of: (i) the Nasdaq

Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

As of April 29, 2025, immediately prior to the signing of the Securities Purchase Agreement, there were 82,068,160 shares of Common Stock outstanding. The aggregate number of shares of Common Stock issued on the Closing Date together with the shares of Common Stock underlying the pre-funded warrant equals 10,714,286 shares, representing 13.1% of the total number of outstanding shares of Common Stock. If the Common Warrant were to have been exercisable, the aggregate number of shares issued on the Closing Date, underlying the pre-funded warrant and underlying the Common Warrant would have represented in excess of 20% of the total number of outstanding shares of Common Stock. In addition, the price per share in the transaction was lower than the average Nasdaq Official Closing Price of our Common Stock for the five trading days immediately preceding the signing of the Securities Purchase Agreement, which was $11.89 per share. Accordingly, the Common Warrant provides that its exercisability is contingent upon receipt of stockholder approval, and we agreed, pursuant to the Securities Purchase Agreement, to file, no later than twenty (20) calendar days after the Closing Date, a preliminary proxy statement for a special meeting of stockholders for the purpose of obtaining the approval of the Company’s stockholders to issue the Common Warrant Shares pursuant to Nasdaq Listing Rule 5635(d), and we agreed to hold such special meeting within twenty (20) calendar days after the expiration of the waiting period for the preliminary proxy statement under Rule 14a-6 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or, if the SEC reviews the proxy statement, the date on which the SEC notifies the Company that it has no further comments on the proxy statement.

We are not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions comprising the Private Placement, as the transactions have already been completed. We are only seeking approval to issue up to an aggregate of 10,714,286 shares of Common Stock upon exercise of the Common Warrant.

Stockholder Support Agreements

Contemporaneously with the execution and delivery of the Securities Purchase Agreement, Michael Blitzer, Chairman of the Board, Paul Kern, a director, Tready Smith, a director, David Kronenfeld, our Chief Legal Officer and Corporate Secretary, Steve Ridge, our Chief Operating Officer, The Critical Minerals Trust, an affiliate of our director Mordechai Gutnick, and certain other stockholders of the Company, collectively representing at least a majority of the voting power of the Company’s outstanding securities, executed and delivered stockholder support agreements pursuant to which such stockholders agreed with the Purchaser to vote all of the shares of Common Stock and/or Series A Preferred Stock outstanding and beneficially owned by them in favor of the Warrant Share Issuance Proposal at the Special Meeting.

As of April 29, 2025, immediately prior to the consummation of the Private Placement, stockholders who signed stockholder support agreements with the Purchaser beneficially owned shares of Common Stock and/or Series A Preferred Stock representing 44,540,271 votes, or approximately 51.0% of the aggregate voting power of our outstanding stock. As of May 23, 2025, the record date, such stockholders beneficially owned shares of Common Stock and/or Series A Preferred Stock representing 45,955,877 votes, or approximately 50.3% of the aggregate voting power of our outstanding stock.

Where You Can Find More Information about the Private Placement, including the Common Warrant

The summaries above, together with the section entitled “General Information,” summarize certain information relating to the Private Placement, and the Common Warrant in particular, but do not contain all of the information that is important to you. For a more complete understanding of the matters to be considered at the Special Meeting, you should read carefully this entire Proxy Statement and the complete copies of the Securities Purchase Agreement, Common Warrant, and the other exhibits that were filed with the Current Report on Form 8-K that we filed with the SEC on April 30, 2025, and the Current Report on Form 8-K that we filed with the SEC on May 5, 2025, which are incorporated herein by reference.

Required Vote

Approval of the Warrant Share Issuance Proposal requires that the majority of the votes properly cast (excluding any abstentions or broker non-votes) vote for approval. Abstentions and broker non-votes are treated as present and entitled to vote and, therefore, will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Warrant Share Issuance Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE WARRANT SHARE ISSUANCE PROPOSAL.

PROPOSAL 2 — THE ADJOURNMENT PROPOSAL

Background

Pursuant to the Securities Purchase Agreement, if, despite the Company’s reasonable best efforts, stockholder approval is not obtained at the Special Meeting for the Warrant Share Issuance Proposal, the Company is required to cause an additional special meeting of stockholders to be held on or prior to September 30, 2025. If, despite the Company’s reasonable best efforts stockholder approval is not obtained after such subsequent stockholder meeting, the Company is required to continue to cause an additional stockholder meeting to be held semi-annually thereafter until such stockholder approval is obtained.

The presiding officer of the Special Meeting in his or her capacity as such has the authority to adjourn such meeting in accordance with the Company’s By-laws. In addition, the Board believes that if at the Special Meeting, the number of votes represented by shares of our Common Stock and Series A Preferred Stock, present or represented and voting in favor of the Warrant Share Issuance Proposal, is insufficient to approve the Warrant Share Issuance Proposal or establish a quorum, it is in the best interest of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Warrant Share Issuance Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Warrant Share Issuance Proposal.

Required Vote

Approval of the Adjournment Proposal requires that the majority of the votes properly cast (excluding any abstentions or broker non-votes) vote for approval. Abstentions and broker non-votes (if any) are treated as present and entitled to vote and, therefore, will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of Common Stock and Series A Preferred Stock as of May 23, 2025 by:

•        each person who was named as our executive officer or director, and all of our executive officers and directors as a group; and

•        each person who is a beneficial owner of more than 5% of a class of our equity securities.

The information below is based on an aggregate of 91,036,777 shares of Common Stock, and 5,018,834 shares of Series A Preferred Stock issued and outstanding as of May 23, 2025. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including preferred stock and warrants that are convertible or currently exercisable or convertible or exercisable within 60 days. In the table below, shares issuable upon the conversion of shares of Series A Preferred Stock and the exercise of Preferred Investor Warrants, Warrants and the Pre-Funded PIPE Warrant that are currently exercisable or exercisable within 60 days of May 23, 2025 are considered outstanding and beneficially owned by the person holding such Series A Preferred Stock, Preferred Investor Warrants, Warrants and/or Pre-Funded PPE Warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of Common Stock issuable upon conversion of Series A Preferred Stock take into account accrued and unpaid payment-in-kind dividends as of May 23, 2025 and the current conversion price of $7.00. Shares of Common Stock issuable upon exercise of Preferred Investor Warrants are based on the current exercise price of $7.00.

Directors and Executive Officers of USAR(1)	Number of shares of Common Stock	%	Number of shares of Series A Preferred Stock	%	Total Voting %
Joshua Ballard	—	—	—	—	—
Michael Blitzer(2)	18,812,855	18.2%	1,915,960	38.2%	9.6%
Mordechai Gutnick(3)	13,671,026	15.0%	—	—	13.7%
Paul Kern	163,125	*	—	—	*
David Kronenfeld	72,870	*	—	—	*
Steve Ridge	66,162	*	—	—	*
Otto Schwethelm	—	—	—	—	—
Michael Senft	—	—	—	—	—
Tready Smith(4)	15,528,008	17.1%	—	—	15.6%
Carolyn Trabuco	—	—	—	—	—
William Robert Steele Jr.	—	—	—	—	—
All officers and directors as a group (11 individuals)	48,314,046	46.6%	1,915,960	38.2%	39.2%
Five Percent Holders
Bayshore Capital Advisors, LLC(4)	15,490,935	17.0%	—	—	15.5%
Inflection Point Holdings II LLC(5)	12,250,000	12.6%	—	—	6.3%
Alyeska Master Fund, L.P.(6)	9,154,970	9.99%	—	—	9.2%
Inflection Point Fund I, LP(7)	5,536,132	5.7%	1,504,942	30.0%	2.6%
Newtyn Management, LLC(8)	5,311,753	5.5%	1,419,792	28.3%	3.0%
Bowon M&P Co., Ltd.(9)	2,713,904	2.9%	733,872	14.6%	1.8%
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(10)	1,700,288	1.8%	490,196	9.8%	*
Michael Blitzer 2012 Revocable Living Trust(11)	721,050	*	411,018	8.2%	*

____________

*        Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)      Unless otherwise noted, the business address of each person is 100 W Airport Road, Stillwater, Oklahoma 74075, c/o USAR

(2)     Consists of (i) 411,018 shares of Series A Preferred Stock held by Michael Blitzer 2012 Revocable Living Trust, (ii) 721,050 shares of Common Stock issuable upon conversion of 411,018 shares of Series A Preferred Stock held by Michael Blitzer 2012 Revocable Living Trust, (iii) 305,673 shares of Common Stock issuable upon exercise of Preferred Investor Warrants held by Michael Blitzer, (iv) 6,250,000 shares of Common Stock held by the Sponsor, (v) 6,000,000 shares of Common Stock underlying 6,000,000 Warrants held by the Sponsor, (vi) 1,504,942 shares of Series A Preferred Stock held by Inflection Point Fund, (vii) 2,640,123 shares of Common Stock issuable upon conversion of 1,504,942 shares of Series A Preferred Stock held by Inflection Point Fund, and (viii) 2,896,009 shares of Common Stock issuable upon exercise of Preferred Investor Warrants held by Inflection Point Fund. Mr. Blitzer is the grantor and trustee of the Michael Blitzer

2012 Revocable Living Trust and holds voting and investment discretion with respect to the securities held of record by the Michael Blitzer 2012 Revocable Living Trust. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Michael Blitzer 2012 Revocable Living Trust, other than to the extent of any pecuniary interest he may have therein. Mr. Blitzer is the sole managing member of Inflection Point Holdings II LLC and holds voting and investment discretion with respect to the securities held of record by Inflection Point Holdings II LLC. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Sponsor, other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Inflection Point Asset Management LLC and Inflection Point GP I LLC are the investment manager and general partner, respectively, of Inflection Point Fund. Mr. Blitzer controls each of Inflection Point Fund, Inflection Point Asset Management LLC and Inflection Point GP I LLC, including the exercise of voting and investment discretion over the securities held or to be held by Inflection Point Fund. Inflection Point Asset Management LLC, Inflection Point GP I LLC, and Mr. Blitzer disclaim any beneficial ownership of the securities held by the Inflection Point Fund other than to the extent of any pecuniary interest it or he may have therein, directly or indirectly.

(3)      Consists of 13,671,026 shares held of record by The Critical Minerals Trust, of which Mordechai Gutnick is the trustee. Mr. Gutnick is the sole beneficial owner of such shares. The address for Mr. Gutnick is 100 W Airport Road, Stillwater, Oklahoma 74075, c/o USAR.

(4)      Consists of (i) 11,808,529 shares of Common Stock held of record by Bayshore Rare Earths II, LLC (“BRE II”), (ii) 3,623,629 shares of Common Stock held of record by Bayshore Rare Earths, LLC (“BRE”), and (iii) 37,073 shares of Common Stock held of record by the M. Tready A. Smith Revocable Trust (the “MTAS Trust”) (excluded for Bayshore Capital Advisors, LLC) and (iv) 58,777 shares of Common Stock held by Bayshore Capital Holdings Group LLC. BRE is a wholly-owned subsidiary of Bayshore Partners Fund II, LP. Bayshore Capital Advisors, LLC (“Bayshore Capital”) serves as an investment adviser to BRE II and Bayshore Partners Fund II, LP. Ms. Smith is the Chief Executive Officer of Bayshore Capital, and as a result exercises sole voting and dispositive control over the securities held by BRE II and BRE. Ms. Smith is the trustee of the MTAS Trust, and as a result, may be deemed to share beneficial ownership of the securities held by the MTAS Trust. Ms. Smith also may be deemed to share beneficial ownership of the securities by Bayshore Capital Holdings Group LLC. The address of BRE II, BRE, the MTAS Trust, Bayshore Capital Holdings Group LLC, Bayshore Capital, Bayshore Partners Fund II, LP and Ms. Smith is 1700 S. MacDill Avenue, Suite 340, Tampa, Florida 33629.

(5)      Consists of (i) 6,250,000 shares of Common Stock held by the Sponsor, (ii) 6,000,000 shares of Common Stock underlying 6,000,000 Warrants held by the Sponsor. Mr. Blitzer is the sole managing member of Inflection Point Holdings II LLC and holds voting and investment discretion with respect to the securities held of record by Inflection Point Holdings II LLC. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Sponsor, other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(6)      Consists of (i) 8,550,400 shares of Common Stock and (ii) 604,570 of the 2,163,886 shares of Common Stock issuable upon exercise of the May 2025 Pre-Funded PIPE Warrant exercisable within 60 days. Alyeska Master Fund, L.P. (“Alyeska”) has opted for a 9.99% beneficial ownership block, pursuant to which it may not exercise the May 2025 Pre-Funded Warrant to the extent that after giving effect to such exercise, Alyeska (together with its affiliates, and any persons acting as a group together with it or any of its affiliates) would beneficially own in excess of 9.99% of the outstanding Common Stock calculated in accordance with the rules of the SEC. Excludes the 10,714,286 shares of Common Stock issuable upon exercise of the May 2025 PIPE Warrant which is not deemed to be exercisable within 60 days. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(7)      Consists of (i) 1,504,942 shares of Series A Preferred Stock held by Inflection Point Fund, (ii) 2,640,123 shares of Common Stock issuable upon conversion of 1,504,942 shares of Series A Preferred Stock held by Inflection Point Fund, and (iii) 2,896,009 shares of Common Stock issuable upon exercise of Preferred Investor Warrants by Inflection Point Fund. Inflection Point Asset Management LLC and Inflection Point GP I LLC are the investment manager and general partner, respectively, of Inflection Point Fund. Mr. Blitzer controls each of Inflection Point Fund, Inflection Point Asset Management LLC and Inflection Point GP I LLC, including the exercise of voting and investment discretion over the securities held or to be held by Inflection Point Fund. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Sponsor, Inflection Point Fund, Inflection Point Asset Management LLC and Inflection Point GP I LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(8)     According to a Schedule 13G filed on January 7, 2025 and information provided to the Company by Newtyn Management, LLC, consists of (i) 304,500 shares of Common Stock held by Newtyn TE Partners, LP, a Delaware limited partnership, (ii) 195,500 shares of Common Stock held by Newtyn Partners, LP, a Delaware limited partnership (collectively, the “Newtyn Entities”), (iii) 876,858 shares of Series A Preferred Stock held by Newtyn TE Partners, LP, (iv) 1,538,274 shares of Common Stock issuable upon conversion of 876,858 shares of Series A Preferred Stock held by Newtyn TE Partners, LP, (v) 542,934 shares of Series A Preferred Stock held by Newtyn Partners, LP, (vi) 952,470 shares of Common Stock issuable upon conversion of 542,934 shares of Series A Preferred Stock held by Newtyn Partners, LP, (vii) 1,432,399 shares of Common Stock issuable upon exercise of a Preferred Investor Warrant held by Newtyn TE Partners, LP and (viii) 888,610 shares of

Common Stock issuable upon exercise of a Preferred Investor Warrant held by Newtyn Partners, LP. Newtyn Management, LLC as the investment manager to the Newtyn Entities may be deemed to beneficially own the securities owned by the Newtyn Entities. The principal business address of Newtyn Management, LLC and the Newtyn Entities is 60 East 42nd Street, 9th Floor, New York, NY 10165.

(9)      Consists of (i) 733,872 shares of Series A Preferred Stock held by Bowon M&P Co., Ltd. (“Bowon”), (ii) 1,287,433 shares of Common Stock issuable upon conversion of 733,872 shares of Series A Preferred Stock held by Bowon, and (iii) 1,426,471 shares of Common Stock issuable upon exercise of a Preferred Investor Warrant held by Bowon. The address for Bowon is Nabul-Li 133, Samho-Eup, Youngam-Gun, Jeonnam, South Korea. The Company was informed by Bowon that the beneficial owner of the shares held of record by Bowon is Mr. Kwangshik Ma.

(10)    Consists of (i) 490,196 shares of Series A Preferred Stock, (ii) 859,952 shares of Common Stock issuable upon conversion of 490,196 shares of Series A Preferred Stock at the initial exercise price and excluding any accrued and unpaid payment-in-kind dividends and (iii) 840,336 shares of Common Stock issuable upon exercise of a Preferred Investor Warrant. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The business address for Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, Ayrton Capital LLC, and Mr. Khatri is c/o Ayrton Capital, 55 Post Road West, 2nd Floor Westport, Connecticut 06880.

(11)    Consists of (i) 411,018 shares of Series A Preferred Stock held by Michael Blitzer 2012 Revocable Living Trust and (ii) 721,050 shares of Common Stock issuable upon conversion of 411,018 shares of Series A Preferred Stock held by Michael Blitzer 2012 Revocable Living Trust. Mr. Blitzer is the grantor and trustee of the Michael Blitzer 2012 Revocable Living Trust and holds voting and investment discretion with respect to the securities held of record by the Michael Blitzer 2012 Revocable Living Trust. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Michael Blitzer 2012 Revocable Living Trust, other than to the extent of any pecuniary interest he may have therein.

GENERAL MATTERS

Stockholders Sharing an Address/Household

Only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of this Proxy Statement was delivered. To receive a separate copy of this Proxy Statement, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write the Secretary of the Company at our principal executive offices at 100 W Airport Road, Stillwater, Oklahoma 74075 or call the Secretary of the Company at (813) 867-6155.

Stockholder Proposals and Nominations

The Company’s By-laws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. The Company’s By-laws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (a) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the Board or any authorized committee of the Board, (b) otherwise properly brought before such meeting by or at the direction of the Board, or (c) otherwise properly brought before such meeting by a stockholder present in person who (A) was a record owner of Common Stock at the time of giving the notice and is such a stockholder at the time of the such meeting, (B) is entitled to vote at such meeting, and (C) has complied with notice procedures specified in the Company’s By-laws in all applicable respects. To be timely for the Company’s annual meeting of stockholders, a stockholder’s notice must be delivered to the Company’s secretary at the Company’s principal executive offices:

•        not later than the 120th day; and

•        not earlier than the 150th day,

prior to the first anniversary of the date on which the Company’s definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting (which date shall, for purposes of the Company’s annual meeting in 2025 (the year of the closing of the business combination between the Company and USA Rare Earth, LLC) shall be deemed to have occurred on June 1 of such year).

In the event that no annual meeting was held in the previous year or the Company holds its annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of a preceding year’s annual meeting, to be timely, notice of a stockholder proposal must be delivered not later than the 120th day prior to such annual meeting or, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Nominations and proposals also must satisfy other requirements set forth in the Company’s By-laws.

Under Rule 14a-8(e) of the Exchange Act, the deadline to submit a proposal pursuant to Rule 14a-8 is a reasonable time before the Company begins to print and send its proxy materials, which deadline the Company expects to announce prior to the date of the Company’s next annual meeting.

A stockholder must update and supplement its notice to the Company’s secretary, if necessary, so that the information provided or required to be provided in such notice as described above will be true and correct as of the record date for notice of the annual meeting and as of the date that is 10 days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement will be delivered to, or mailed and received by, the Company’s secretary as promptly as practical.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it into this Proxy Statement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Proxy Statement. The information incorporated by reference is considered to be a part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this Proxy Statement and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•        our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

•        our Current Report on Form 8-K filed with the SEC on May 5, 2025, including the exhibits attached thereto and filed therewith; and

•        our Current Report on Form 8-K filed with the SEC on April 30, 2025, including the exhibits attached thereto and filed therewith.

You should refer to the documents incorporated by reference above, to provide you with additional information related to this Proxy Statement.

The Company will provide to each stockholder a free copy of any or all of the information that has been incorporated by reference into but not delivered with this Proxy Statement, free of charge, to any stockholder upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request. Stockholders may request a copy of such information by contacting us in the manner set forth under the heading “Where You Can Find More Information,” below.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at its regional offices, a list of which is available on the Internet at http://www.sec.gov/contact/addresses.htm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.usare.com. The information on our website is not part of this Proxy Statement’.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this Proxy Statement or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Investor Relations
USA Rare Earth, Inc.
100 W Airport Road,
Stillwater, Oklahoma 74075
Telephone number: (813) 867-6155
Email: ir@usare.com

If you would like to request documents from the Company, please do so at least 10 business days before the date of the Special Meeting in order to receive timely delivery of those documents prior to the special meeting.

You should rely only on the information contained in this Proxy Statement to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from that contained in this Proxy Statement.

This Proxy Statement is dated June 2, 2025. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the delivery of this Proxy Statement to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Other Matters

As of the date hereof, the Company does not know of any other matters that may be presented for action at the Special Meeting other than the Warrant Share Issuance Proposal and the Adjournment Proposal.

By Order of the Board of Directors,
/s/ Joshua Ballard
Joshua Ballard
Chief Executive Officer and Director
June 2, 2025

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail USA RARE EARTH, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, onJune 30, 2025. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you accessthe above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: http://cstproxy.com/usare/2025 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Please mark your votes like this 1. A proposal to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 10,714,286 shares of our common stock pursuant to a warrant issued to an institutional investor in connection with our private placement transaction which closed on May 2, 2025. 2. A proposal for the adjournment of the special meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1. FOR AGAINST ABSTAIN CONTROL NUMBER Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Signature Signature, if held jointly Date 2025.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders to be held on July 1, 2025 To view the Special Meeting Proxy Statement and to Attend the Special Meeting, please go to: http://www.cstproxy.com/usare/2025 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS USA RARE EARTH, INC. The undersigned appoints Joshua Ballard and David Kronenfeld, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock and/or Series A Preferred Stock of USA Rare Earth, Inc. held of record by the undersigned at the close of business on May 23, 2025 at the Special Meeting of Stockholders of USA Rare Earth, Inc. to be held on July 1, 2025, or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed on the other side)